Exhibit 10.4
Upstart-CRB Small Business Loan Program
Program Agreement Addendum

This Small Business Loan Program Agreement Addendum (the “Addendum”) is entered into as of June 28, 2022 (“Addendum Effective Date”) and is attached to and made a part of the Third Amended and Restated Loan Program Agreement between Cross River Bank (“CRB”) and Upstart Network, Inc. (“UNI”) dated January 1, 2019 (as amended, supplemented or otherwise modified, the “Program Agreement”).
WHEREAS, under the Program (as defined in the Program Agreement), CRB originates unsecured personal loans and secured auto loans on the UNI Platform, and UNI provides origination assistance services in connection with such loan originations all pursuant to the terms and conditions set forth in the Program Agreement;
WHEREAS, the parties wish to expand the Program to include CRB’s origination of secured and unsecured small business loans used for business purposes (each, a “Small Business Loan”) on the UNI Platform and UNI’s provision of origination assistance services in connection with such Small Business Loan originations (“Small Business Loan Program”); and
WHEREAS, the parties wish to supplement the Program Agreement with additional terms and conditions related to the Small Business Loan Program.
NOW THEREFORE, in consideration of the mutual covenants and promises exchanged herein, the receipt and sufficiency of which is hereby acknowledged as adequate consideration, the parties agree as follows:
(1)Definitions. Capitalized terms used in this Addendum but not defined herein will have the same meaning as in the Program Agreement.
(2)Small Business Loan Program. The parties agree as follows:
a.Solely for purposes of the Small Business Loan Program, the definition of “Loan” in the Program Agreement is hereby deleted in its entirety and replaced with the following:
“Loan” means a consumer loan or a small business loan made by Bank to a Borrower under the Program.
The parties agree that all other terms and provisions (including, without limitation, all definitions) in the Program Agreement are hereby deemed modified as necessary to expand the Program to apply to commercial loans, in addition to consumer loans.
b.The parties acknowledge and agree that many of the various consumer protection laws applicable to consumer loans do not apply to the small business loans and UNI will limit its origination assistance and servicing responsibilities under the Small Business Loan Program to apply only to the extent legally required for small business loans. For the avoidance of doubt, (i) Section 10.5 of the Program Agreement will apply to the Small Business Loan Program only to the extent required by Applicable Laws (as applicable to the Small Business Loan Program or to a party (or its performance) or to any Third Party Service Provider in respect of the Small Business Loan Program) and (ii) all liabilities and indemnification obligations of each party related to compliance with Applicable Laws in connection with the Small Business Loan Program are hereby deemed to apply only to the extent such compliance is required in connection with commercial loans.
c.The term “Small Business Loan Applicant” shall mean a Loan Applicant with respect to a Loan that is a small business loan. For the avoidance of doubt, only businesses are eligible for Loans under the Small Business Loan Program, including natural persons that are sole proprietorships who intend to use the Loan for business purposes.
d.The term “Small Business Borrower” shall mean a Borrower with respect to a Loan that is a commercial loan.
e.Each Small Business Loan is a Loan under the Program Agreement (and for all purposes under the Program) and the Small Business Loan Program shall be deemed part of the Program for all purposes under the Program Agreement. Except as otherwise set forth in this Addendum, the terms and conditions of the Program Agreement that apply to the Program and the Loans shall apply to the Small Business Loan Program and Small Business Loans thereunder.
f.The Program Guidelines, including the Credit Policy, Underwriting Procedures, Program Terms shall be updated to include the specifications associated with Small Business Loans to be originated under the Small Business Loan Program, as such may be updated from time to time in accordance with Section 2.3 of the Agreement. UNI shall comply with the Program Terms and the Program Guidelines in connection with the administration of the Small Business Loan Program. For the avoidance of doubt, all references in the Program Agreement to the Compliance Guidelines and/or Exhibit C, and all of the requirements of Exhibit C, shall be applicable to the Small Business Loan Program and the relevant party or parties only to the extent required by Applicable Laws (as applicable to the Small Business Loan Program or such party or its performance of its obligations under the Program Agreement).
g.To the extent required by Bank, UNI shall cause such Small Business Loan to be secured by a valid, legal, perfected, enforceable first-priority lien on certain assets of the Small Business Borrower (if any) as specified by Bank (any such assets, the “Small Business Collateral”). To the extent required by Bank, UNI shall take all such actions and deliver and cause to be duly filed any and all instruments and documents, including, without limitation, UCC financing statements, necessary to assure, obtain, preserve, protect and perfect Bank’s security interest (if any) in the Small Business Collateral and the related rights and remedies with respect thereto.
h.UNI shall cause the Loan Documents for each Small Business Loan to include each of the following, as part of the origination and servicing file for such Small Business Loan or otherwise: (i) the application of the obligor for credit; (ii) a copy of the Small Business Loan agreement and any amendments thereto; (iii) a copy (but not the original) of any UCC financing statement (if any) naming Bank as secured party with respect to any security interest in the assets of the Small Business Borrower; (iv) any disclosures that are required by applicable law to be made to the Small Business Loan Applicant and/or Small Business Borrower; (v) the guarantee (if any) by the guarantor or guarantors of the obligations of such Small Business Borrower under the Small Business Loan agreement; and (vi) such other documents as Bank additionally maintains in connection with the origination and servicing of any Small Business Loan.
i.To the extent that state or federal law requires the collection of demographic or other Small Business Borrower data as it relates to the origination of Small Business Loans, UNI will collect such data on behalf of Bank, including, without limitation, to the extent required under the Equal Credit Opportunities Act, as amended, and the Bank Secrecy Act, as amended.
j.UNI will use reasonable efforts to confirm that any bank account used by a Small Business Borrower in connection with a Small Business Loan is a business account, and is not used for personal, family or household purposes.
(3)Miscellaneous. The terms and conditions of the Program Agreement in effect between the parties shall continue to be in full force and effect and apply to this Addendum; provided however, that solely with respect to the subject matter of this Addendum, in the event of a conflict between the terms of the Program Agreement and the terms of this

Addendum, the terms of this Addendum shall control. This Addendum may not be altered, amended, or modified except by written instrument, signed by the duly authorized representatives of all parties.
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IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Addendum to be executed by their duly authorized representative as of the Addendum Effective Date.

CROSS RIVER BANK /s/ Gilles Gade Name: Gilles Gade Title: CEO /s/ Arlen Gelbard Name: Arlen Gelbard Title: General Counsel	UPSTART NETWORK, INC. /s/ Emiko Kurotsu Name: Emiko Kurotsu Title: Lead Commercial Counsel